Exhibit 10.60

LEASE

BY AND BETWEEN

CASTRO MOUNTAIN VIEW, LLC, a California limited liability company; THOMAS A. LYNCH; JOLEN FLORES AND TRUDY MOLINA FLORES JOINT LIVING TRUST DATED APRIL 3, 2001; E. WILLIAM AND CHARLOTTE DUERKSEN; The DUERKSEN FAMILY TRUST DATED FEBRUARY 16, 1999; The DUTTON FAMILY TRUST DATED SEPTEMBER 16, 1993; The NOEL S. SCHUURMAN TRUST; THE DUARTE FAMILY PARTNERS, L.P., a California limited partnership; The MARIE ANTOINETTE CLOUGH REVOCABLE LIVING TRUST DATED JANUARY 11, 1989; BLUE OAK PROPERTIES, INC., a California corporation; and CP6CC, LLC, a Delaware limited liability company collectively, as Landlord

and

VIVUS, INC.

as Tenant

CASTRO COMMONS

LEASE

TABLE OF CONTENTS

ARTICLE		PAGE
1	REFERENCE	3
2	LEASED PREMISES, TERM AND POSSESSION	5
3	RENT LATE CHARGES AND SECURITY DEPOSITS	7
4	USE OF LEASED PREMISES AND OUTSIDE AREA	10
5	REPAIRS, MAINTENANCE, SERVICES AND UTILITIES	16
6	ALTERATIONS AND IMPROVEMENTS	18
7	ASSIGNMENT AND SUBLETTING BY TENANT	19
8	LIMITATION ON LANDLORD’S LIABILITY AND INDMENITY	24
9	INSURANCE	25
10	DAMAGE TO LEASED PREMISES	28
11	CONDEMNATION	29
12	DEFAULT AND REMEDIES	31
13	GENERAL PROVISIONS	35
14	CORPORATE AUTHORITY AND BROKERS	42
15	OPTION TO EXTEND	43
16	INTENTIONALLY DELETED	45
17	GROUND LEASE	45

EXHIBITS
A	SITE PLAN
B	FLOOR PLAN
C	FORM ESTOPPEL CERTIFICATE

LEASE

THIS LEASE, dated October 16, 2006 for reference purposes only, is made by and between CASTRO MOUNTAIN VIEW, LLC, a California limited liability company; THOMAS A. LYNCH; Trudy Molina Flores, Trustee of the JOLEN FLORES AND TRUDY MOLINA FLORES JOINT LIVING TRUST DATED APRIL 3, 2001; E. WILLIAM AND CHARLOTTE DUERKSEN, husband and wife; E. William and Charlotte Duerksen, Trustees of the DUERKSEN FAMILY TRUST DATED FEBRUARY 16, 1999; Daniel F. Dutton, Jr. and Joyce F. Dutton, Trustees under the DUTTON FAMILY TRUST DATED SEPTEMBER 16, 1993; Noel S. Schuurman, Trustee of the NOEL S. SCHUURMAN TRUST; THE DUARTE FAMILY PARTNERS, L.P., a California limited partnership; Marie Straube, Trustee of the MARIE ANTOINETTE CLOUGH REVOCABLE LIVING TRUST DATED JANUARY 11, 1989; BLUE OAK PROPERTIES, INC., a California corporation; and CP6CC, LLC, a Delaware limited liability company, as tenants in common (collectively the “Landlord”) and VIVUS, INC., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1
REFERENCE

1.1 References.  All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenants Address for Notice:	VIVUS, Inc.
1172 Castro Street
Mountain View, CA 94040
Tenant’s Representative:	Lee B. Perry, Senior Director of Finance

Landlord’s Address for Notices:	c/o West Valley Properties, Inc. 280 Second Street, Suite 230 Los Altos, California 94022
Landlord’s Representative:	Jon Rayden, President
Phone Number(s):	(650) 559-4664
Lease Commencement Date:	The earlier of February 1, 2007 or the early termination of the master lease between Owner and KVO Public Relations, Inc.

Lease Term:	The “Lease Term” will be from the Commencement Date and will expire on July 31, 2009
Lease Expiration Date:	July 31, 2009
First Month’s Rent:	$26,338.45
Tenant’s Security Deposit:	$26,338.45
Late Charge Amount:	Ten Percent (10%) of the Delinquent Amount
Tenant’s Required Liability Coverage:	$2,000,000 Combined Single Limit

Tenant’s Broker(s):	Tory Corporate Real Estate Advisors, Inc. (dba The Staubach Company)
Property:

That certain real property situated in the City of Mountain View, County of Santa Clara, State of California, as presently improved with 2 building(s), which real property is shown on the Site Plan attached hereto as Exhibit “A” and is commonly known as Castro Commons.

Building:

That certain building on the Property in which the Lease Premises are located commonly known as 1172 Castro Street, Mountain View, California (the “Building”) located on Assessor’s Parcel No. 189-61-023, which building is shown outlined on Exhibit “A” hereto.

Outside Areas:

The “Outside Areas” shall mean all areas within Assessor’s Parcel No. 189-61-023 which are located outside the buildings, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Leased Premises:

Certain interior space within the Building, consisting of approximately 14,237 square feet and, for purposes of this Lease, agreed to contain said number of square feet, as shown on the Floor Plan attached hereto as Exhibit “B”.

Tenant’s Expense Share:

The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of Leased Premises at the time of calculation by the rentable square footage of all buildings located on the property at the time of calculation. Such percentage is currently 100% of the Building and 34.3% of the Complex. In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Leased Premises or the Property is otherwise changed, Tenant’s expense share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the Property shall equal 100%. Tenant’s Expense Share is subject to adjustment as set forth in Paragraphs 13.12 (b) and 13.12 (c).

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:

	Period	Rent per square foot
	Commencement Date through July 31, 2009	$1.85

Permitted Use:	The Premises shall be used exclusively for the purpose of office use.
Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:
Exhibit “A” - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.
Exhibit “B” - Floor Plan showing the Leased Premises within the Building.
Exhibit “C” - Form of Tenant Estoppel Certificate.

ARTICLE 2
LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article I as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below.  Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, and (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by the Landlord.  Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease.

2.2 Right to Use Outside Areas.  As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever.  Tenant’s right to so use the Outside Areas shall be subject to the limitations of such use as set forth in Article I and shall terminate concurrently with any termination of this Lease.

2.3 Lease commencement date and Lease Term.   The term of this Lease shall begin, and the Commencement Date shall be deemed to have occurred, on the Lease Commencement Date, as set forth in Article I (the “Lease Commencement Date”).  The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article I).  The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4 Delivery of Possession.  Tenant shall accept the Leased Premise in their “as is” condition.  If Landlord is unable to so deliver possession of the Leased Premises to Tenant on or before the Intended Commencement Date, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of one hundred eighty (180) days after the Intended Commencement Date (the “delivery grace period”).  The delivery grace period above set forth shall extend for such number of days Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the action or inaction of Tenant.  If Landlord is unable to deliver possession of the Leased Premises to Tenant within the described delivery grace period (including any extension thereof by reason of Force Majeure or the action or inaction of Tenant), the Tenant’s sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay.  Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into agreed condition and are available for delivery to Tenant, unless Landlord’s notice is not given in good faith.

2.5 Acceptance of Possession.  It is agreed that by occupying the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder.

2.6 Surrender of Possession.  Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies and wall decorations and other personal property from within the Leased Premises, the Building and Outside Areas, and shall vacate and surrender the Leased Premises, the Building the Outside Areas to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear, casualty and alterations Tenant is not required under this Lease to remove excepted.  Tenant shall repair all damage to the Leases premises, the exterior to the Building and the Outside Areas caused by Tenant’s removal of Tenant’s property. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not.  Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas, and where necessary, replace or resurface same.  Additionally, to the extent the Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal.  If the Leased Premises, the Building or the Outside Areas and Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work.  Tenant shall be liable to Landlord for all reasonable costs incurred by Landlord in returning the Leased Premises, the Building and Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred and interest thereon within thirty (30) days of Landlord billing Tenant for same.  Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease succeeding tenants.

ARTICLE 3

RENT LATE CHARGES AND SECURITY DEPOSITS

3.1 Base Monthly Rent.  Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore, in advance of the first day of each calendar month, the amount set forth as “Base Monthly Rent” in Article I (the “Base Monthly Rent”).

3.2 Additional Rent.  Commencing on the Lease Commencement Date (as pursuant to Paragraph 2.3 above) and continuing through the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:

(a)           An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord.  Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord.

(i)          Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than the later of thirty (30) days after delivery by Landlord or ten (10) days prior to due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

(ii)         Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within thirty days after receipt of a written bill therefore from Landlord, and/or

(iii)        Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

(b)          Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings a required by Article 7.

(c)          Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(d)           Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than the later of thirty (30) days after delivery by Landlord or ten (10) days before such Real Property Taxes become delinquent.

3.3 Year-end Adjustments.  If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period.  If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment of payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment.  If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty days from

Landlord’s billing of same to Tenant.  The provision of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 Late Charge, And Interest On Rent In Default.  Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or Additional Rent will cause the Landlord to incur certain costs and expenses nor contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix.  Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses.  Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after which same becomes due, Tenant shall immediately pay to Landlord a late charge in the amount equal to the amount set forth in Article I as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord within three (3) calendar days after when the same amount becomes due, Tenant shall immediately pay to Landlord a late charge in the amount of equal to 10% of Additional Rent not so paid.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease.  If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.  Notwithstanding the foregoing, before assessing a late charge the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within three (3) calendar days thereafter.

3.5 Payment Of Rent.  Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time.  Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term.  The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had against Tenant to pay the Base Monthly Rent when due.

3.6 Prepaid Rent.  Tenant shall, on or prior to the Lease Commencement Date, pay to Landlord the amount set forth in Article I as “First Month’s Rent” as prepayment of the first payment of Base Monthly Rent due hereunder.

3.7 Security Deposit. Tenant has deposited or shall deposit concurrently with Tenant’s execution of this Lease, with Landlord the amount set forth in Article I as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent.  Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof.  Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises.  In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in section 1950.7 (c) of the California Civil Code and/or any successor statute.  In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as “Last Month’s Prepaid Rent,” Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant’s Last Month’s Prepaid Rent by transferring all or portions of such Last Month’s Prepaid Rent to Tenant’s Security Deposit until such Security Deposit is restored to the mount set forth in Article I.  Landlord will not be deemed a trustee of the Security Deposit.  Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts.  Tenant shall not be entitled to any interest on the Security Deposit.  If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and /or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit.  Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code 1950.7 to the contrary) a period of sixty days following surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefore, and prepare a final accounting with respect to the Security Deposit.  In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

ARTICLE 4
USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted use” as set forth in Article I and for no other purpose whatsoever.  Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 General Limitations On Use.  Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property.  Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased

 Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating ventilating or air conditioning systems within or servicing the Leased Premises of the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within the Leased Premises or the Building.  Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building.  Tenant shall not make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises without Landlord’s  written consent.  Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building and Outside Areas or the Property.  Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property.  Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises.  Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 Noise And Emissions.  All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties.  All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with the sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal.  Landlord shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste.  All of such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner that it is not visible from outside such areas, and Landlord shall, at Tenant’s expense, cause such trash, garbage and waste to be regularly removed from the Property.  Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 Parking.  Tenant shall have the non-exclusive right to use forty-three (43) unreserved spaces on the Property free of charge throughout the Lease Term.   Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property.  Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein.  If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant as Additional Rent, and Tenant agrees to pay, as Additional Rent, Ten Dollars ($10) per day for each day or partial day that such vehicle is so parked within the Property.  Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not unreasonably interfere with or materially reduce Tenant’s use of the parking areas or access to the Leased Premises.

4.6 Signs.  Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture that is visible from the exterior of the Leased Premises.  Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leases Premises until Landlord shall have approved in writing and in its sole  discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval.  Any sign, once approved Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval, using a person approved by Landlord to install same.  Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition.  Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which it was affixed to its original condition, all to the Landlord’s reasonable satisfaction, upon termination of this Lease.  Landlord hereby approves of all of Tenant’s signage in existence as of the Effective Date of this Lease.

4.7 Compliance With Laws And Private Restrictions.  Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials by Tenant, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe or comply.  Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.  Notwithstanding the foregoing or Section 4.8, Tenant shall not be required to comply with or cause the Leased Premises to comply with any Laws or insurance or underwriter’s requirements requiring the construction of alterations except as provided in Section 6.3.

4.8 Compliance With Insurance Requirements.  With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the property which (i) is prohibited under the terms of on any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over the standard rates) charged for the coverage afforded under any such policies.  Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance carried by either Landlord or Tenant pursuant to this Lease.

4.9 Landlord’s Right To Enter.   Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so.  Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord.  Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of non-responsibility (and for such purposes Tenant shall provide Landlord prior written notice of any work to be performed on the Leased Premises as provided in Section 6.1); and (iii) and supplying any services to be provided by Landlord.  Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises as a result of such entry.  Any entry into the Leased Premises or the Outside Areas obtained by landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased premises or any portion thereof.

4.10 Use Of Outside Areas.  Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items of Tenant, its employees, agents, invitees and contractors, which are not specifically permitted by Landlord to be stored or located thereon by Tenant.  If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the expressed or implied authority of Tenant, then Tenant upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.  Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Outside Areas as a result, provided that any such grant does not unreasonably interfere with or materially reduce Tenant’s parking and access rights from the condition existing as of the Effective Date of this Lease.

4.11 Environmental Protection.  Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of  “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”) as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. §9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §6901 et seq., (c) Federal Water Pollution Control Act (“ESPCA”), 33

U.S.C. §1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. §2601 et. seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code §25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety Code §25100 et seq. (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code §13000 et seq.,  (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code §25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety Code §25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code §25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code §39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state, and local laws, statutes, regulations, orders or rules.  Hazardous Materials shall also mean any and all other bio-hazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable laws for the protection of health or the environment, or which are, or in the future become, regulated under applicable laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and wastes, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of Hazardous Materials by Tenant; its employees, agents or contractors, provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing prior to Tenant’s occupancy of the Premises unless caused by Tenant.  Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan (“HMMP”) which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord (“Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction, in no event shall Tenant or its employees, agents, contractors or invitees discharge into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials.  Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials.  If the presence of Hazardous Materials on the Leased Premises caused by the release, emission or discharge of Hazardous Materials by Tenant or its employees, agents, contractors or invitees results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials.  At any time prior to the expiration of the Lease Term, if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises.  Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder of Tenant to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

(c) Upon termination or expiration of the Lease, Tenant, at its sole expense, shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant.  Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water equality control board) all permits, approvals and clearances necessary for the closure of  the Leased Premises and Tenant’s operations on the Property, if any, and shall take all other actions as may be required to complete the closure of the Leased Premises and Tenant’s operations at the Building and the Property.  In addition, at Landlord’s request (which request shall only be made if Landlord has reason to believe that Tenant used Hazardous Materials at the Leased Premises) prior to vacating the Leased Premises, Tenant shall undertake to submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.

(d) At any time prior to the expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof.  Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant.  Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

(e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage.  Tenant shall not be entitled to terminate this Lease or to any reduction of abatement of rent by reason of such compliance or cooperation.  Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

(f)  Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees), in connection with any Hazardous Material present on or about the Property, or the soil, air, improvements, groundwater or surface water thereof, except to the extent that any of the foregoing results from the release or emission of Hazardous Material by Tenant or its agents, contractors, invitees, or employees.

4.12  Rules And Regulations.   Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property.  Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations.  A violation by Tenant of any such rules and regulations shall constitute a default by Tenant under this Lease after the expiration of applicable notice and cure periods.  If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.  Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.  Notwithstanding the foregoing, Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Property, does not unreasonably interfere with Tenant’s use of the Leased Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

4.13  Reservations.   Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and educations that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of or access to the Leased Premises by Tenant, or unreasonably interfere with or materially reduce Tenant’s use of the parking areas on the Property.  Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

ARTICLE 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1  Repair And Maintenance.    Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, or a taking of the Leased Premises, the Building, the Outside Areas or the Property, in which case the provisions of Article 11 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

(a) Tenant’s Obligations.   Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in neat and orderly condition the Leased Premises and every part thereof.    Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages.  If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same.  All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.  Notwithstanding the foregoing, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord, or its agents, employees or contractors, (b) for which Landlord has a right of reimbursement from others or (c) which could be treated as a “capital expenditure” under generally accepted accounting principles.

(b) Landlord’s Obligation.  Landlord shall, at all times during the Lease Term, maintain in good condition and repair in compliance with all Laws, including ADA and seismic (subject to Section 6.2 and Section 6.3) (consistent with similar quality professional office projects in the vicinity of the Property) the foundation, roof structure and membrane, load-bearing and exterior walls of the Building, all exterior components of the Building, Building operating systems (electrical, plumbing, HVAC and mechanical), the Outside Areas and the Leased Premises (subject to Tenant’s obligations under Section 5.1(a) above).  Landlord may cause such maintenance and repair to be performed by service contract providers or otherwise, as reasonably determined by Landlord.  The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

5.2 Utilities.  Tenant shall pay at its sole cost and expense and in its own name, any utilities that are separately metered to the Leased Premises.  In the event that any utilities are not separately metered, Tenant shall pay Tenant’s Expense Share of such expenses.  Landlord shall have the right, at any time, to install separate meters for any utilities furnished to the Leased Premises.  Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs.  Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3 Security.  Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors.  To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

5.4 Energy And Resource Consumption.   Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility supplier in reducing energy or other resource consumption within the Property.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation.  Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 Limitation of Landlord’s Liability.   Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property  until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord’s sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE 6
ALTERATIONS AND IMPROVEMENTS

6.1  By Tenant.  Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld.  At the time Landlord consents to a proposed alteration, Landlord shall also state whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of the Lease.   All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, such approval shall not be unreasonably withheld, in substantial compliance with the Landlord approved plans and specifications therefore.  All work undertaken by Tenant shall be done in accordance with all laws and a good and workmanlike manner using new materials of good quality.  Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad from builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9.  In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or the structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises without Landlord’s specific prior written consent thereto.  As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.  Notwithstanding the foregoing, Tenant may construct non-structural alterations in the Leased Premises without Landlord’s prior approval, if the cost of any such project does not exceed Ten Thousand Dollars ($10,000) in the aggregate.

6.2  Ownership Of Improvements.   All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord.  Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above.  At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements  in accordance with the provisions of Article 2, in which case, Tenant shall so remove same.  Landlord shall have no obligations to reimburse Tenant for all or any portions of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord.  All modifications, alterations or improvements which are installed or constructed or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be the property of Landlord.  All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.  Except for alterations which cannot be removed without structural injury to the Leased Premises, at any time Tenant may remove Tenant’s property or alterations made by Tenant from the Leased Premises, provided that Tenant repairs all damage caused by such removal.

6.3 Alterations Required By Law.   Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant’s specific use of the Leased Premises, the Building, the Outside Areas or the Property , (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.  If Landlord shall, at any time during the Lease Term, be required by any governmental authority or by any Law (including seismic and ADA) or insurance requirement to make any modifications, alterations or improvements to the Building or the Property other than those which are the responsibility of Tenant pursuant to this Section 6.3, the cost incurred by Landlord in making such modifications, alterations or improvements, shall be at Landlord’s sole cost and shall not be considered a Property Maintenance Cost reimbursable by Tenant.

6.4 Liens.  Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property.  If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded.  Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease after the expiration of applicable notice and cure periods.

ARTICLE 7
ASSIGNMENT AND SUBLETTING BY TENANT

7.1  By Tenant.  Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of law, without Landlord’s prior written consent which shall not be unreasonably withheld.  Any attempted subletting or assignment without Landlord’s prior written consent, at Landlord’s election, shall constitute a default after the expiration of applicable notice and cure periods by Tenant under the terms of this Lease.  The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease.  Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a)  the proposed assignee or sublessee is a governmental agency;

(b)  in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

(c)  in Landlord’s reasonable judgment, the financial worth of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;

(d)  the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e)  Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;

(f)  in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(g)  the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

(h)  the proposed assignee or sublessee is, as of the date of this Lease, a tenant in the Building;

(i)  the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(j)  Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease and Landlord shall have provided Tenant with written notice of such default on three (3) or more occasions during the 12 months preceding the date that Tenant shall request consent; or

(k)  in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.

7.2  Merger, Reorganization, Or Sale Of Assets.  Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent (but with prior notice to Landlord containing a copy of the proposed documentation supporting compliance with (a), (b) or (c) below) and without constituting an assignment or sublease hereunder, sublet the Leased Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity related to Tenant by merger, consolidation or reorganization, or (c) a purchaser of all or substantially all  of Tenant’s assets (a “Permitted Transferee”).  A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of this Lease or the Leased Premises. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.  Upon Landlord’s request, from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief operating officer, which shall provide the following information (a) the names of all of Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded: (b) the state in which Tenant is incorporated; (c) the location of Tenant’s principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation a merger or consolidated; and (e) any other information regarding Tenant’s ownership that Landlord reasonably requests.  Tenant shall provide Landlord with a copy of any assignment or sublease agreement for which Landlord’s consent is not required pursuant to this Section 7.2

7.3  Landlord’s Election.  If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request.  Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following:  (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused.  During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

7.4  Conditions To Landlord’s Consent.  If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void.  The conditions are as follows:

(a)  Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with,

(b)  Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased,

(c)  Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting,

(d)  Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.

(e)  Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements,

(f)  Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(i)  If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid (whichever is the greater) at the time of the assignment by the assignee; or

(ii)  If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant shall have entered into a written agreement with and for the benefit of Landlord reasonably satisfactory to Landlord and its counsel whereby Tenant agrees to pay Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments paid by such assignee as and when such assignment consideration is so paid.

(iii)  If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord reasonably satisfactory to Landlord and its counsel whereby Tenant agrees to pay Landlord fifty percent (50%) of all excess rentals paid by such sublessee as and when such excess rentals are so paid.

7.5  Assignment Consideration And Excess Rentals Defined.  For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, after deduction for reasonable leasing commissions, reasonable tenant improvement costs and reasonable legal fees incurred by Tenant in connection with such assignment, but without deduction for any other costs or expenses (including, without limitation, capital improvements, building upgrades, permit fees, attorneys’ fees, and other consultants’ fees), and the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, after deduction for reasonable leasing commissions, reasonable tenant improvement costs and reasonable legal fees incurred by Tenant in connection with such sublease, but without deduction for any other costs or expenses (including, without limitation, capital improvements, building upgrades, permit fees, attorneys’ fees, and other consultants’ fees).  Any commissions, costs and expenses deducted shall be amortized over the term of the sublease or the remainder of the Lease

Term (in the case of an assignment) and only the monthly amortizing portion thereof shall be deducted from the excess rentals and assignment consideration payable to Landlord under this Article 7.  Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6  Payments.  All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due.  At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7  Good Faith.  The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as permitted assignment or subletting shall be made fairly, honestly and in good faith.  If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease after expiration of applicable notice and cure periods and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8          Effect Of Landlord’s Consent.   No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder.  Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be consent to any subsequent assignment or subletting.  If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

ARTICLE 8
LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1         Limitation On Landlord’s Liability And Release.  Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invites, any damage to Tenant’s property, or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair of maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s active negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have elapsed following receipt of written notice from Tenant to perform such obligation..  In this regard, Tenant acknowledges that it is fully apprised of the provisions of law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the Creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2          Tenant’s Indemnification Of Landlord.  Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant’s use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant’s activities in or about the Leased Premises, the Building or the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord’s partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent caused by the active negligence or willful misconduct of Landlord or Landlord’s breach of this Lease.  This indemnity agreement shall survive the expiration or sooner termination of this Lease.

ARTICLE 9
INSURANCE

9.1  Tenant’s Insurance.   Tenant shall maintain insurance complying with all of the following:

a)  Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i)            Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “contractual liability” and “property damage liability” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii)           Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, and trade fixtures within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii)          Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv)          Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(v)           With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b)  Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(iv) or (v) above, name Landlord, and such others as are designated by Landlord as additional insureds; (ii) as to the general liability policy, shall be the primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contributions from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation or lapse except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called “severability” or “cross liability” endorsement.  Each policy of property insurance maintained by Tenant with respect to the Lased Premises or the Property or any property therein (a) shall provide that such policy shall not be subject to cancellations or lapse except after at least thirty (30) days prior written notice to Landlord and (b) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers and employees, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

(c)  Prior to the time Tenant or any of its contractors enters the Leased Premises under this Lease, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein.  With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be compiled with not less than thirty (30) days prior to the expiration or cancellation of the policies being renewed or replaced.  Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to the Article.  If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate, provided such amount shall not exceed coverage amounts typically carried by similar tenants occupying similar types of properties in the vicinity of the Leased Premises.

9.2 Landlord’s Insurance.   With respect to insurance maintained by Landlord:

(a)  Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months.  Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months.  Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures.  Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b)  Landlord shall maintain commercial general liability insurance insuring Landlord (and such other as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000).  Landlord may carry such greater coverage as Landlord or Landlord ‘s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

(c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry, given the circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3  Mutual Waiver of Subrogation.  Notwithstanding anything to the contrary in this Lease, Landlord hereby releases Tenant, and Tenant hereby releases Landlord and their respective partners, principals, members, officers, agents, subtenants, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or in the Property which is caused by or results from a peril or event or happening which is covered by property insurance required to be carried hereunder or actually carried and in force at the time of the loss by the party sustaining such loss.

ARTICLE 10
DAMAGE TO LEASED PREMISES

10.1                        Landlord’s Duty To Restore.  If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph unless this Lease is terminated pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4.  If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed prior to such casualty.  Landlord shall have no obligation to restore any of Tenant’s personal property, inventory or trade fixtures.  Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2  Insurance Proceeds.  All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord.

10.3  Landlord’s Right to Terminate.    Landlord shall have the option to terminate this Lease in the event of any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:

(a)  The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord in full force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried (or required to be carried hereunder) by Landlord plus the amount of any deductible payable thereunder, or (ii) fifty percent of the then actual replacement cost thereof;

(b)  The Building is damaged by an uninsured peril, which (i) damage would cost more than ten percent (10%) of replacement cost of the Building to restore and (ii) peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

(c)  The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4  Tenant’s Right to Terminate.  If the Leased Premises, the Building or the Outside Area are damaged by any period and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete.  Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within ten (10) business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

(a)  If the time estimated to substantially complete the restoration exceeds four (4) months from and after the date of such damage; or

(b) If the damage occurred within twelve months of the last day of the Lease Term and time estimated to substantially complete the restoration exceeds ninety days from and after the date of such damage.

10.5  Tenant’s Waiver.  Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replaced the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6  Abatement Of Rent.  In the event of damage to the Leased Premises that does not result in the termination of this Lease, the base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant’s use of the Leased Premises is impaired by such damage.

ARTICLE 11
CONDEMNATION

11.1  Tenant’s Right To Terminate.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business.  Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date possession of that portion of the Leased Premises that is condemned is taken by the condemning authority or (ii) the date Tenant vacated the Leased Premises.

11.2  Landlord’s Right To Terminate.    Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be and reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below.  Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3  Restoration.  If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking.  If a portion of the Leased Premises is temporarily taken for a period of four (4) months or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect.  If any portion of the Leased Premises is temporarily taken for a period which exceeds four (4) months or which extends beyond the Lease Expiration Date, then the rights of the Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2.

11.5        Division Of Condemnation Award.  Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant.  The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the vent of a taking of the Leased Premises.

11.6        Abatement Of Rent.  In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7        Taking Defined.  The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by any such agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12
DEFAULT AND REMEDIES

12.1  Events Of Tenant’s Default.  Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a)  Tenant shall have failed to pay Base Monthly Rent or any Additional Rent within three (3) calendar  days after delivery of written notice from Landlord to Tenant specifying such failure; or

(b)  Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease which continues more than three (3) calendar days after delivery of written notice from Landlord to Tenant specifying such violation; or

(c)  Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after delivery of written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; or

(d)  Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

(e)  Tenant shall have abandoned the Leased Premises; or

(f)  Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration of attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantor’s) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g)  Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h)  Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under the bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty (30) days after its original entry; or

(h)  Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2 Landlord’s Remedies.   In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b) Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event, Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or any claim or damages therefore.  Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing.  In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i)                                     Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii)                                  Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii)                               Any action take by Landlord or its partners, principals, members, officers, agents, employees, or servants which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain any preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant’ and in the name of Tenant.

(c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord given Tenant written notice of termination.  If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitation”), as in effect on the Effective Date of this Lease.

(d)  In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease.  For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted.  Such damages shall include, without limited:

(i)  The worth at the time of the award of the unpaid rent that had been earned at the time of termination;

(ii)  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

(iii)  Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of  things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant or otherwise), (iii) brokers fees allocable to the remainder of the term of this Leased Premises, (iv) operating expenses allocable to the remainder of the term such as taxes, insurance, premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but no limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

12.3 Landlord’s Default And Tenant’s Remedies.  In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period.  In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Limitation Of Tenant’s Recourse.  Tenant’s sole recourse against Landlord shall be to the amount of Landlord’s interest in the Building and the Outside Areas.  If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the amount of the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals.  Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

a)               No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

b)               No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

c)               No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5  Tenant’s Waiver.  Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932 (1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

ARTICLE 13
GENERAL PROVISIONS

13.1  Taxes On Tenant’s Property.  Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”).  Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.  If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same.  Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent the amount set forth in such invoice.  Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease.  Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2  Holding Over.   This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1).  Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph.  Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the base

Monthly Rent payable during the last full month immediately preceding such holding over.  Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises.  Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3 Subordination To Mortgages.  This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are now or hereafter placed thereon, and to all renewals, modifications, consolidations, replacements and extensions thereof, without the necessity of the execution and delivery of any further instruments on the part of tenant to effectuate such subordination.  However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, this Lease shall be deemed superior to the lien of any such mortgage or deed of trust, and upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto.  Tenant hereby acknowledges that Landlord holds a leasehold estate of the Property.  Tenant hereby agrees to execute and deliver to Landlord and/or Landlord’s mortgagee or beneficiary named in said mortgage or deed of trust, within ten (10) days after Landlord’s request, a subordination and attornment agreement in such form as is requested by any existing or future mortgagee or beneficiary of Landlord, and any other evidence of attornment as Landlord’s lender may from time to time request.  If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

Notwithstanding the foregoing (a) prior to February 1, 2007, Landlord shall use commercially reasonable efforts to obtain from any lenders or ground lessors of this Leased Premises a written agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant’s interests under this Lease in the event of a foreclosure of the lender’s security interest or termination of the ground lease (an “SNDA”) and (b) the subordination of this Lease to a future ground lease or instrument of security shall be conditioned upon Tenant’s receipt from any such ground lessors or lenders such a recognition agreement.  In the event Landlord is unsuccessful in obtaining such an SNDA from each of Landlord’s lender and Landlord’s ground lessor by February 1, 2007, Tenant shall have the right to terminate this Lease on the following terms and conditions:  (i) Tenant must provide Landlord written notice of the exercise of Tenant’s right to terminate no later than March 1, 2007, time being strictly of the essence, and (ii) the Lease shall terminate on the termination date specified in Tenant’s notice, which termination date shall be no earlier than 90 days after Tenant’s notice is deemed given to Landlord.  Failure of Tenant to provide written notice of the exercise of the right to terminate by March 1, 2007 shall be deemed a waiver by Tenant of its right to terminate, and thereafter, this

Lease shall continue in full force and effect and Tenant’s right to terminate hereunder and Landlord’s obligation to obtain such SNDAs shall each thereafter be void and of no further force or effect.

13.4 Tenant’s Attornment Upon Foreclosure.  Tenant shall, upon request, attorn (i) to any purchaser of the Ground Lease, Building or Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5 Mortgagee Protection.  In the event of any default on the part of Landlord, Tenant will give notice by certified mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises if reasonably necessary to effect a cure.

13.6  Estoppel Certificate.   Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in the form attached as Exhibit B, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property.  Tenant’s failure to execute and deliver such estoppel certificate within ten days after Landlord’s request therefore shall be a material default by Tenant under this Lease if Tenant fails to execute and deliver such certificate within three (3) business days of Landlord’s written notice of such failure, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant.  Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7  Tenant’s Financial Information.  Tenant shall, within ten business days after Landlord’s request therefore, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) and any such other information reasonably requested by Landlord regarding Tenant’s financial condition.  Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein.  Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8  Transfer By Landlord.  Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity.  In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder.  Tenant shall attorn to any such transferee.  After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.9  Force Majeure.  The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other act of God.

13.10  Notices.  Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by Federal Express or similar nationally recognized overnight courier service, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt of delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Castro Mountain View, LLC, et al.
c/o West Valley Properties, Inc.
280 Second Street, Suite 230
Los Altos, California 94022
Attn: Vice President, Asset Management
Phone: 650 559 8484
Fax: 650 559 8485

With a copy to:	Lisa Barton-Olt, Esq.
Sr. Vice President and General Counsel
West Valley Properties, Inc.
280 Second Street, Suite 230
Los Altos, California 94022

If to Tenant:	VIVUS, INC.

1172 Castro Street
Mountain View, Ca. 94040
Attn: Chief Financial Officer

Any delivery given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11  Attorneys’ Fees.  In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12  Definitions.  Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto.  In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a)  Real Property Taxes.  The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Expense Share of (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction, now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or Landlord’s business or owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, on the type or use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax.  If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition or any of the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge,; or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease.  If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.”  Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources or any assessment expense in excess of the installments as  billed on the property tax bill for the Property.

(b)  Landlord’s Insurance Costs.  The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, but shall not include, and Tenant shall not be responsible for paying for earthquake insurance premiums in excess of current amounts or insurance deductibles.   In the event any Landlord’s Insurance Cost relates solely to the Building or the Outside Area and not to any other portion of the Property, then Tenant’s Expense Share with respect to such Landlord’s Insurance Costs shall be deemed to be the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Building at the time of calculation.  Such percentage is currently deemed Tenant’s Expense Share shall be recalculated so that the aggregate deemed Tenant’s Expense Share of all tenants in the Building shall equal 100%.

(c)  Property Maintenance Costs.  The term “Property Maintenance Costs” shall mean Tenant’s Expense Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without  limitation, (i) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements which are required to be capitalized for income tax purposes in accordance with generally accepted accounting principles, which shall be amortized over the useful life of such item, as reasonably determined by Landlord, and such amortizing portion including in Property Maintenance Costs on annual basis during the Lease Term, and (ii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairs and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditions systems serving the Building, (which costs shall be amortized, if appropriate, in accordance with the above provisions).  Notwithstanding the foregoing “Property Maintenance Costs” shall not include and Tenant shall have no obligation to pay directly, or to reimburse Landlord, for: (a) costs occasioned by casualties or by the exercise of the power of eminent domain; (b) costs to correct any construction defect in the Property or to comply with any covenant, condition, restriction, underwriter’s requirement or Law (including ADA and seismic) except to the extent the same are Tenant’s responsibility under Section 6.3; (c) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant; (d) interest, charges and fees incurred on debt; (e) expense reserves; (f) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized as set forth in subpart (ii) above; and (g) management fees.  In the event a Property Maintenance Cost relates solely to the Building or the Outside Area and not to any other portion of the Property, then Tenant’s Expense Share with respect to such Property Maintenance Cost shall be deemed to be the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Building at the time of calculation.  In the event the rentable square footage of the Leased Premises or the Building is changed, Tenant’s Expense Share shall be recalculated so that the aggregate deemed Tenant’s Expense Share of all tenants in the Building shall equal 100%.

(d)  Property Operating Expenses.  The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs, plus a market rate professional management fee of five percent (5%) of the sum of the Base Monthly Rent and the Property Operating Expenses under this Lease, excluding such management fee (the “Gross Revenues”); provided, however, if the Property Operating Expenses for the first twelve (12) months of the Lease Term exceed Two Hundred Thirty-Four Thousand Fifty-Six Dollars and 28/100 (the “Estimate”), the amount of such management fee for the first twelve (12) months of the Lease Term shall be reduced for such twelve (12) month period to the amount necessary to cause the Property Operating Expenses not to exceed the Estimate during such period; provided, further, that in no event shall such management fees be reduced below three percent (3%) of the Gross Revenues.

(e)  Law.   The term “Law” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

(f)  Lender.  The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g)  Private Restrictions.   The term “Private Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

(h)  Rent.  The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

13.13  General Waivers.   One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party.  No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party.  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach.  No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant.  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14   Miscellaneous.   Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes.  This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant.  The term “party” shall mean Landlord or Tenant as the context implies.  If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.  Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.  This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located.  The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and singular includes the plural.  The terms “must,” “shall,” “will,” and “agree” are mandatory.  The term “may” is permissive.  When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore.  Where Landlord’s consent or approval is required hereunder, unless another standard is set forth, such consent shall not be unreasonably withheld or delayed.  The rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease.  Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act.  Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.  This Lease may be executed in counterparts, each of which shall be original, and taken together shall constitute one and the same document.

ARTICLE 14
CORPORATE AUTHORITY AND BROKERS

14.1  Corporate Authority.  If Tenant is a corporation, Tenant represents and warrants that Tenant is validly formed and duly authorized and existing, and that Tenant is qualified to do business in the State in which the Leases Premises are located  Tenant and each individual executing this Lease represent that Tenant has the full right and legal authority to enter into this Lease, and that such  individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms.

14.2  Brokerage Commissions.  Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent (s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.  Landlord shall pay the Tenant’s broker listed in Article 1 a broker commission equal to Thirty-Seven Thousand Five Hundred Dollars ($37,500)  by March 31, 2007, provided that Tenant has not terminated this Lease pursuant to Section 13.3 by giving Landlord notice thereof by March 1, 2007.

14.3  Entire Agreement.  This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, expect as expressed herein.  No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4  Landlord’s Representations.  Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease.  Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under the existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters.  Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE 15
OPTION TO EXTEND

15.1  So long as Vivus, Inc. or a Permitted Transferee is the Tenant hereunder, and occupies the entirety of the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant shall have one (1) option to extend the term of this Lease with respect to the entirety of the Leased Premises, for a period of one (1) year from the expiration of the Lease Term (the “Extension Period”), subject to the following conditions:

(a)  Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not less than nine months prior to the expiration of the Lease Term;

(b)  Anything herein to the contrary notwithstanding, if Tenant is in default beyond applicable notice and cure periods under any of the terms, covenants or conditions of this Lease, at the time Tenant exercises the extension option or on the commencement date of the Extension

Period, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

15.2  In the event the applicable option is exercised in as timely fashion, the Lease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the Extension Period shall be the “Fair Market Rent” for the Leased Premises, with annual increases as determined as part of the process set forth below.

15.3   Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Fair Market Rent for the Extension Period, based on the provisions of Paragraph 15.2 above.  For purposes hereof, “Fair Market Rent” shall mean the fair market rent for the Premises, taking into consideration that there will be no free rent, allowances or other concessions and excluding the value of any improvements to the Leased Premises made by Tenant and shall include collectively, (1) Base Monthly Rent for the first year of the applicable extension period and (2) the annual increases determined at the time Base Monthly Rent for the first year is determined.  Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either (i) to accept Landlord’s statement of Fair Market Rent as the Base Monthly Rent for the Extension Period; (ii) to rescind its exercise of the extension option; or (iii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof.  Failure on the part of Tenant to require arbitration of Fair Market Rent or rescind within such 30-day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord.  If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant’s election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner.  To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent as the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4  In the event of arbitration, the judgment or award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties.  The arbitration shall be conducted and determined in the County of Santa Clara in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

a)             Tenant shall make demand for arbitration in writing within thirty (30) days  after service of Landlord’s determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf.  The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of office space in the Silicon Valley Area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction.  Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto.  Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified.  If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

b)             In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent; provided, however, if they are unable to agree upon the Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after the expiration of such 15-day period, the parties themselves shall select the third arbitrator, if they can agree thereon, within a further period of fifteen (15) days.  If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the County of Santa Clara, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment.  The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

c)             Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure.  The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefore with counterpart copies to each party.  The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions.  The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent.  The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions.  The resolutions he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

d)             In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator.  The arbitrator shall decide the issue within fifteen (15) days after the appointment of the third arbitrator.  Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties.  Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, any the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

e)             The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine.  The arbitrators shall render their decision and award in writing with counterpart copies to each party.  The arbitrators shall have no power to modify the provisions of this Lease.

ARTICLE 16
[Intentionally Deleted]

ARTICLE 17
GROUND LEASE

Landlord presently is the tenant under that certain Ground Lease Agreement dated October 29, 1992, by and between John G. Nicholas and Marche Ruth Nicholas as Trustees of the Nicholas Family Trust dated May 27, 1994, as to an undivided two-thirds interest, and Comerica Bank Trust Department, as successor trustee under the will of Anthony S. Nicholas Sr., as to an undivided one-third interest, collectively as landlord (“Ground Landlord”), and DLC-Castro Commons, a California limited partnership, as tenant, as amended by that First Amendment to Ground Lease Agreement dated April 25, 1997, as assigned to Mountain View Income Partners LLC, a California limited liability company by that Assignment and Assumption of Ground Lease dated December 8, 1997, and as assigned to Landlord by that Assignment and Assumption of Ground Lease dated November 21, 2005 (collectively, the “Ground Lease”).  By the terms of the Ground Lease, Landlord is leasing from the Ground Landlord the land on which the Building (including the Leased Premises therein) and the Property are located.  This Lease is and shall be subject and subordinate to the Ground Lease and all renewals, modification, and extensions thereof.  Landlord represents and warrants that the term of the Ground Lease extends beyond the Term of this Lease, and to Landlord’s knowledge, there is no default by any party thereunder.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first set forth.

TENANT:

Vivus, Inc.,
a Delaware corporation

Dated:	October 19, 2006	By:	VIVUS, Inc.

		Name:	Timothy E. Morris

		Title:	Vice President and CFO

LANDLORD:

Castro Mountain View, LLC
a California limited liability company

		By:	West Valley Properties, Inc.,
a California corporation, Manager
Dated:	October 27, 2006
			By:	/s/ Jon Rayden
			Title:	President

		By:	Guardian Equity Growth, Inc.
a California corporation, Manager

Dated:	October 31, 2006		By:	/s/ Jerry Moison
			Title:	Manager

Thomas A. Lynch

Dated:	October 31, 2006	/s/ Thomas A. Lynch
Thomas A. Lynch

Dated:	October 31, 2006	Trudy Molina Flores, Trustee of the Jolen Flores and Trudy Molina Flores Joint Living Trust dated April 3, 2001

		By:	/s/ Trudy Molina Flores
Trudy Molina Flores, Trustee

E. William and Charlotte Duerksen, husband and wife
Dated:	October 28, 2006	/s/ E. William Duerksen
E. William Duerksen
/s/ Charlotte Duerkson
Charlotte Duerksen

E. William and Charlotte Duerksen, Trustees of the Duerksen Family Trust dated February 16, 1999
Dated:	October 28, 2006
		By:	/s/ W. William Duerksen, Trustee
E. William Duerksen, Trustee
		By:	/s/ Charlotte Duerksen, Trustee
Charlotte Duerksen, Trustee

Daniel F. Dutton, Jr. and Joyce F. Dutton, Trustees under the Dutton Family Trust dated September 16, 1993

Dated:	October 31, 2006	By:	/s/ Daniel F. Dutton, Jr., Trustee
Daniel F. Dutton, Jr., Trustee
		By:	/s/ Joyce F. Dutton, Trustee
Joyce F. Dutton, Trustee

Noel S. Schuurman, Trustee of the Noel S. Schuurman Trust
Dated:	October 30, 2006
		By:	/s/ Noel S. Schuurman, Trustee
Noel S. Schuurman, Trustee

The Duarte Family Partners, L.P., a California limited partnership

Dated:	October 31, 2006	By:	/s/ Lawrence M. Duarte, Jr.
Lawrence M. Duarte, Jr., General Partner

Dated:	November 1 2006	By:	/s/ Karilyn R. Duarte
Karilyn R. Duarte, General Partner

Dated:	October 28, 2006	Marie Straube, Trustee of the Marie Antoinette Clough Revocable Living Trust dated January 11, 1989

		By:	/s/ Marie Straube, Trustee
Marie Straube, Trustee

Dated:	October 31, 2006	Blue Oak Properties, Inc., a California corporation

		By:	/s/ Duncan M. Smith
Duncan M. Smith, President

CP6CC, LLC, a Delaware limited liability company
Dated:	October 27, 2006	By:	Cupertino Partners VI, a California limited Partnership, its Sole Member
			By:	West Valley Properties, Inc., a California corporation, its General Partner

			By:	/s/ Jon Rayden

			Title:	President

EXHIBIT A

SITE PLAN

Ramp Down
1174 Castro St.
Castro Street
Miramonte Avenue
1172 Castro St.

SITE PLAN SUBJECT TO CHANGE	DRAWING NOT TO SCALE	N↑
	Site Name:	Castro Commons 1172-1174 Castro Street Mountain View, CA 94040

EXHIBIT B

FLOOR PLAN

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

, 200

Re:                Castro Street, Mountain View, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of                                     , 200          between Castro Mountain View, LLC, et al. (“Landlord”), and the undersigned (herein referred to as the (“Lease”).  A copy of the Lease [and all amendments thereto] is [are] attached hereto as Exhibit A.  At the request of Landlord in connection with [                  state reasons for request for estoppel certificate                  ], the undersigned hereby certifies to Landlord and to [                  state names of other parties requiring certification                                             ] and each of your respective successors and assigns as follows:

1.                                The undersigned is the tenant under the Lease.

2.         The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

3.           There is currently no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease.  The undersigned has no renewal, extension of expansion option, no right o first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

4.           The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice of the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

5.           The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.

6.           The monthly rent due under the Lease is $                   and has been paid through                                              , and all additional rent due and payable under the Lease has been paid through                            .

7.           The term of the Lease commenced on                                     , and expires on                                      unless sooner terminated pursuant to the provisions of the Lease.  Landlord has performed all work required by the Lease for the undersigned’s initial occupancy of the demised property.

8.           The undersigned as deposited the sum of $                   with Landlord as security for the performance of its obligations as tenant under the Lease, and to the undersigned’s knowledge, without inquiry, no portion of such deposit has been applied by Landlord to any obligation under the Lease.

9.           There is no free rent period pending, nor is Tenant entitled to any Landlord’s contribution.

The above certifications are made to Landlord and Lender knowing that Lender and Lender will rely thereon in accepting an assignment of the Lease.

Very truly yours,

By:

Name:

Title: